EXHIBIT 21.1

SUBSIDIARIES OF POWERWAVE TECHNOLOGIES, INC.

Name of subsidiary (jurisdiction of incorporation)

Allgon Innovation AB (Sweden)
Allgon Systems AB (Sweden)
Filtronic (Hungary) Kft (Hungary)
Filtronic (Suzhou) Telecommunications Products Co. Ltd. (China)
Filtronic Comtek, Inc. (Maryland)
KB IR Falevi (Sweden limited liability company)
LGP Allgon Holding AB (Sweden)
LGP Allgon OY (Finland)
LGP Telecom Ltda. (Brazil)
LGP Telecom Shanghai Ltd. (China)
MG Instruments AB (Sweden)
Microwave Ventures, Inc. (Philippines)
Milcom International, Incorporated
Powerwave China Holdings SRL (Barbados)
Powerwave Comtek Oy (Finland)
Powerwave Corporation Ltd. (Hong Kong)
Powerwave Enterprises LLC (Delaware)
Powerwave Enterprises, Inc. (Texas)
Powerwave Europe, Inc. (Delaware)
Powerwave Finland Oy (Finland)
Powerwave Holdings Philippines, Inc. (Philippines)
Powerwave Holdings, Inc. (New Hampshire)
Powerwave International Holdings SRL (Barbados)
Powerwave Ltd. (Texas Limited Partership)
Powerwave Overseas Holding Ltd. (United Kingdom)
Powerwave Oy (Finland)
Powerwave Singapore Pte Ltd. (Singapore)
Powerwave Sweden AB (Sweden)
Powerwave Technologies (Suzhou) Co., Ltd. (China)
Powerwave Technologies (Wuxi) Co. Ltd. (China)
Powerwave Technologies Brazil Comercio de Equipmentos de telecommuicoces Ltda. (Brazil)
Powerwave Technologies Canada, Ltd. (Canada)
Powerwave Technologies Estonia OÜ (Estonia)
Powerwave Technologies France SAS (France)
Powerwave Technologies Germany GmbH (Germany)
Powerwave Technologies Hong Kong, Ltd. (Hong Kong)
Powerwave Technologies India Private Limited (India)
Powerwave Technologies Pty Ltd. (Australia)
Powerwave Technologies Singapore Pte. Ltd. (Singapore)
Powerwave Technologies Sweden AB (Sweden)
Powerwave Technologies Sweden Holdings AB (Sweden)
Powerwave Technologies UK, Ltd. (UK)
Powerwave UK Limited (UK)
Powerwave Wireless, Inc. (Delaware)

P-Wave, Ltd. (Israel)
REMEC Inc. SRL (Costa Rica)
REMEC International, Inc. (Barbados)
REMEC Manufacturing Philippines, Inc. (Philippines)
REMEC Wireless Systems, Inc. (Delaware)
REMEC Wireless Telecommunications (Shanghai) Co., Ltd. (China)
RMPI LLC (California)